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                                                                   EXHIBIT 10(q)



                                    YEAR 2001




                                     ANNUAL
                              MANAGEMENT INCENTIVE
                                     PROGRAM



                                 USG CORPORATION










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                                     PURPOSE


To enhance USG Corporation's ability to attract, motivate, reward and retain key employees of the Corporation and its operating subsidiaries and to align management's interests with those of the Corporation's stockholders by providing incentive award opportunities to managers who make a measurable contribution to the Corporation's business objectives.

                                  INTRODUCTION

This Annual Management Incentive Program is in effect from January 1, 2001 through December 31, 2001.

                                   ELIGIBILITY

Individuals eligible for participation in this Program are those officers and other key employees occupying management positions in Broadband 11 or higher. Employees who participate in any other annual incentive program of the Corporation or any of its subsidiaries are not eligible to participate in this Program but could be considered for special awards.

                                      GOALS

For the 2001 Annual Management Incentive Program, Net Earnings ,Operating Profit and Net Debt goals for USG Corporation, Subsidiaries and Profit Centers will be determined by the Grants and Awards Subcommittee of the Compensation and Organization Committee of the USG Board of Directors (the "Subcommittee") after considering recommendations submitted from USG Corporation and Operating Subsidiaries. Goals identified in this program as "Corporate" are defined as USG consolidated goals. Except in the case of a Named Executive Officer (as defined in the Administrative Guidelines below), Profit Center goals may be adjusted by the Chairman of USG Corporation if business conditions or other significant unforeseen circumstances beyond the control of the Profit Center have a major impact on opportunity.



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                                  AWARD VALUES

For the Annual Management Incentive Program, position target incentive values are based on level of accountability and are expressed as a percent of approved annualized salary. Resulting award opportunities represent a fully competitive incentive opportunity for 100% (target) achievement of Corporate and/or Profit Center goals:

--------------------------------------------------------------------------------
                                                                 POSITION TARGET
                                                                 INCENTIVE
Chairman, President & CEO, USG Corporation                                   70%

Senior Vice President, USG Corporation                                       50%
President North American Building Systems

Senior Vice President, USG Corporation
President, Growth Initiatives and International

Executive Vice President & Chief Financial Officer, USG Corporation

Vice President, USG Corporation;
President & CEO, L & W Supply Corporation

--------------------------------------------------------------------------------
USG CORPORATION & OPERATING SUBSIDIARIES
         OFFICERS AND MANAGERS
         Senior Vice President & Chief Technology Officer                    45%
         Senior Vice President & Controller, USG Corporation;
            And Executive Vice President Financial Operations, North
            American Gypsum and Worldwide Ceilings
         Vice President & General Counsel, USG Corporation
--------------------------------------------------------------------------------
         Vice President Human Resources, USG Corporation                     40%
         Vice President Research & Technology, USG Corporation
         Vice President & Chief Information Officer, USG Corporation
         Vice President Communications, USG Corporation
         Vice President Corporate Customer Relations
         Senior Vice President International, USG Interiors, Inc
         Vice President and Treasurer, USG Corporation
--------------------------------------------------------------------------------
USG CORPORATION, OPERATING SUBSIDIARIES & PROFIT CENTERS
         OFFICERS AND MANAGERS
         Position Reference Point: $164,220 and over                         35%
         Position Reference Point: $150,840 - $164,219                       30%
         Position Reference Point: $137,520 - $150,839                       25%
         Position Reference Point: $123,480 - $137,519                       20%
         Position Reference Point: $110,040 - $123,479                       15%
         Position Reference Point: $ 96,900 - $110,039                       10%
--------------------------------------------------------------------------------




                                     AWARDS

Incentive awards for all participants in the 2001 Annual Management Incentive Program will be reviewed and approved by the Subcommittee.


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For all participants, the annual incentive award opportunity is the annualized salary in effect at the beginning of the calendar year (March 1 of the calendar year for the seventeen most senior executives) multiplied by the applicable position target incentive value percent.

Incentive awards for 2001 will be based on a combination of three elements listed below:

I.       CORPORATE NET EARNINGS:        80% OF INCENTIVE

         Based on the Corporation's year-end financial statements. For the top seventeen senior executives, this portion of the award is based 100% on Corporate Net Earnings. All participants will have at least half of the 80% weighting on financial goals based on Corporate Net Earnings.

                                      (OR)

         OPERATING PROFIT:
         Profit Center specific goals (net sales less cost of sales and selling and administrative expenses) based on the Corporation's year-end financial statements at no more than 40% of the total weighting on financial goals, with the other 40% on Corporate Net Earnings.

         NET EARNINGS and OPERATING PROFIT segment award amounts will be determined according to the following schedule:

                Net Earnings/                             Adjustment Factor for Corporate
         Operating Profit Achievement                       or Profit Center Performance
         Below     75%                                                   0%
                   75%                                                  50%
                   80%                                                  60%
                   90%                                                  80%
                  100%                                                 100%
                  110%                                                 120%
                  120%                                                 140%
                  140%                                                 180%
                  150%                                                 200%

         Earnings or Operating Profit Achievement results and adjustment factors between the thresholds listed above are prorated.

         Except in the case of a Named Executive Officer, other appropriate performance measures may be assigned as approved by the Subcommittee.



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II.      PERSONAL PERFORMANCE:          20% OF INCENTIVE

         Except with respect to the seventeen (17) most senior executives (including the Named Executive Officers) whose awards are based solely on achievement of Corporate Net Earnings, participants will have a second segment comprising 20% of their incentive award based upon their individual Personal Performance Rating according to the following schedule:

         Personal                                          Personal Performance
         Performance Rating                                Adjustment Range
         -----------------------------------------------------------------------------------------
         Far Exceeded Expectations                         1.70 - 2.00
         -----------------------------------------------------------------------------------------
         Exceeded Expectations                             1.20 - 1.50
         -----------------------------------------------------------------------------------------
         Achieved Expectations                             1.00 - 1.10
         -----------------------------------------------------------------------------------------
         Partially Achieved Expectations                   0.80 - 0.90
         -----------------------------------------------------------------------------------------
         Did Not Meet Expectations                         No Award will be paid under any
                                                           segment of this plan, including
                                                           Part B.
         -----------------------------------------------------------------------------------------

         o An award must be earned in the Corporate Net Earnings segment or the cash generation (Corporate Net Debt) segment, or both, to qualify for an award in the Personal Performance Segment. If a participant has financial goals split evenly between Corporate Net Earnings and Profit Center Operating Profit, and Corporate Net Earnings does not generate an award, and Corporate Net Debt does not generate an award, the participant will not receive an award under the Personal Performance segment, regardless of any award earned under the Profit Center Operating Profit portion.

         o A Personal Performance Rating of DNM (Did Not Meet Expectations) disqualifies the participant from any portion of the award, including Cash Generation (Corporate Net Debt).

         o Each Annual Management Incentive Program participant is required to have a personal objective on diversity. Operating unit managers should have objectives on market share, customer satisfaction, cost reduction, and/or volume increase, etc.

III. CASH GENERATION IS DEFINED AS CORPORATE NET DEBT: FOR EACH $1 MILLION REDUCTION OF NET DEBT AS OF DECEMBER 31, 2001 VERSUS GOAL NET DEBT AS OF DECEMBER 31, 2001, PARTICIPANTS WILL EARN AN ADDITIONAL .5 PERCENT OF THEIR PAR AWARD.

         Corporate Net Debt is measured as Total Debt minus cash. The Cash Generation (Corporate Net Debt) portion of the award is in addition to the award amount generated in Parts I and II.

         For each $1 Million in reduction of actual Net Debt as of December 31, 2001 versus goal Net Debt as of December 31, 2001, participants will earn an additional 0.5% of par. The 0.5% of par will be computed





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         against the actual Corporate Net Debt results rounded to the nearest thousand dollars. The Cash Generation (Corporate Net Debt) award is not dependent on achieving the Earnings/Operating Profit Goal. Primary areas where participants can impact net debt include inventory reduction, receivables collection, extension of payables and expense reduction. The Corporate Net Debt results shall be adjusted to exclude the difference between the goal amount and the actual amount for capital spending and asbestos, the impact of any restructuring activity, equity transactions, capital structure transactions, changes in the common stock dividend and net material losses from catastrophes or acts of God aggregating in excess of $10 million.

TOTAL PROGRAM:

         o The individual maximum incentive award for all segments of this Program is 200% of the target incentive opportunity.

         o The total of all incentive awards paid under this program will not exceed 8.0% of USG Corporation's 2001 consolidated operating profit. In the even that awards otherwise payable pursuant to the Annual Management Incentive Program exceed such amount, all awards will be reduced prorata to an aggregate amount equal to 8.0%

         o Target incentive award opportunities and calculations of awards for participants will be based on the achievement of specific Corporate Net Earnings, Group, Profit Center Operating Profit and Personal Performance as displayed below, or as otherwise may be established subject to approval of the Chairman:




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
                                                BASIS FOR FINANCIAL MEASURES                     BASIS FOR
                                                      INCENTIVE AWARD                       PERSONAL PERFORMANCE
PARTICIPANTS                                  (80% TO 100% OF TARGET INCENTIVE)                INCENTIVE AWARD
------------------------------------------------------------------------------------------------------------------------------
USG CORPORATION

-   Senior Executive Management                100% Net Earnings, USG Corporation                      0%

-   USG Corporation Staff                      80% Net Earnings, USG Corporation                      20%

BUILDING SYSTEMS

-   Operating Companies Staff;                 80% Net Earnings, USG Corporation                      20%

-   General Mgr - IGD                          40% Net Earnings, USG Corporation                      20%
-   General Mgr - Materials Division           40% Operating profit, Profit Center
-   Profit Center Staff

-   President & General Mgr, CGC, Inc          40% Net Earnings, USG Corporation                      20%
                                               40% Operating profit, CGC, Inc

-   President & General Mgr, YPSA              40% Net Earnings, USG Corporation                      20%
                                               40% Operating profit, YPSA

-   CGC, Inc Staff                             40% Net Earnings, USG Corporation                      20%
                                               40% Operating profit, CGC, Inc

-   Customer Service Staff                     80% Net Earnings, USG Corporation                      20%

-   Sr VP International, USG Interiors, Inc.   50% Net Earnings, USG Corporation                       0%
                                               50% Operating Profit, USG International

-   International Operations                   40% Net Earnings, USG Corporation
                                               40% Operating Profit, USG International                20%

L&W SUPPLY CORPORATION

-   Pres & CEO, L&W Supply                     100% Net Earnings, USG Corporation                      0%

-   L&W Supply Corporation Staff               40% Net Earnings, USG Corporation                      20%
                                               40% Operating profit, L&W Supply

6.       SPECIAL AWARDS

         In addition to the incentive opportunity provided by this Program, a special award may be recommended for any participant or non-participant, other than a Named Executive Officer, who has made an extraordinary contribution to the Corporation's welfare or earnings.

GENERAL PROVISIONS

1. The Subcommittee shall review and approve the awards recommended for officers and other employees who are eligible participants in the 2001 Annual Management Incentive Program. The Subcommittee shall submit to the Board of Directors, for their ratification, a report of the awards for all eligible participants including corporate officers approved by the Subcommittee in accordance with the provisions of the Program.

2. The Subcommittee shall have full power to make the rules and regulations with respect to the determination of achievement of goals and the distribution of awards. No awards will be made until the Subcommittee has certified financial achievements and applicable awards in writing.




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3.       The judgement of the Subcommittee in construing this Program or any provisions thereof, or in making any decision hereunder, shall be final and conclusive and binding upon all employees of the Corporation and its subsidiaries whether or not selected as beneficiaries hereunder, and their heirs, executors, personal representatives and assigns.

4. Nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Corporation or to remove the individual from the employment of the Corporation at any time, all of which rights and powers are expressly reserved.

5. No award will be paid to a Program participant who is not a regular full-time employee in good standing at the end of the calendar year to which the award applies. Part time employees may be eligible for the program upon approval by the Vice President Human Resources, provided that employee is at a salary band level that qualifies and is in good standing at the end of the calendar year to which the award applies. An award which would otherwise be payable based on goal achievement may be recommended in the event of retirement, disability, death or approved unpaid leave, prorated for the number of months paid during the year. An award may also be recommended in the event a participant is discharged without cause from the employment of the company during the year.

6. The awards made to employees shall become a liability of the Corporation or the appropriate subsidiary as of December 31, 2001 and all payments to be made hereunder will be made as soon as practicable after said awards have been approved.

ADMINISTRATIVE GUIDELINES

1. Award values will be based on annualized salary in effect for each qualifying participant at the beginning of the year (March 1 for the seventeen most senior executives). Any change in duties, dimensions or responsibilities of a current position resulting in an increase or decrease in salary range reference point or market rate will result in pro-rata incentive award. Respective reference points, target incentive values or goals will be applied based on the actual number of full months of service at each position. This does not apply to a Named Executive Officer, in which case any change in reference points, target incentive values or goals, for any reason, shall not become effective until January 1 of the following year.




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2.       As provided by the Program, no award is to be paid any participant who is not a regular full-time employee, (or an approved part time employee) in good standing at the end of the calendar year to which the award applies. However, in the event an eligible participant with three
         (3) or more months of active service in the Program year subsequently retires, becomes disabled or dies, or is discharged from the employment of the Company without cause, the participant (or beneficiary) may receive an award which would otherwise be payable based on goal achievement, prorated for the actual months of active service during the year.

3. Employees participating in any other incentive or bonus program of the parent Corporation or a Subsidiary who are transferred during the year to a position covered by the Annual Management Incentive Program (other than a Named Executive Officer) will be eligible to receive a potential award prorated for actual full months of service in the two positions with the respective incentive program and target incentive values to apply. For example, a Marketing Manager promoted to Director, Marketing on August 1, will be eligible to receive a prorata award for seven months based on the Marketing Manager Plan provisions and values, and for five months under the Annual Management Incentive Program provisions and target incentive values.

4. In the event of transfer of an employee (other than a Named Executive Officer) from an assignment which does not qualify for participation in any incentive or bonus plan to a position covered by the Annual Management Incentive Program, the employee is eligible to participate in the Annual Management Incentive Program with any potential award prorated for the actual months of service in the position covered by the Program during the year. A minimum of three months of service in the eligible position is required.

5. Participation during the current Program year for individuals employed from outside the Corporation is possible with any award to be prorated for actual full months of service in the eligible position. A minimum of three full months of eligible service is required for award consideration.

6. Exceptions to established administrative guidelines can only be made by the Subcommittee and only with respect to participants other than Named Executive Officers.

7. For purposes of this Program, a "NAMED EXECUTIVE OFFICER" will include any executive officer who is deemed a "named executive officer" for 2001 under Item 402 (a)(3) of Regulation S-K under the Securities Exchange Act of 1934 and was employed by the Corporation or a Subsidiary on the last day of the year.



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